Exhibit 3.7

                                                             STATE OF DELAWARE
                                                            SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 06/06/2002
                                                           020366424 - 0529004



                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                     SUN INTERNATIONAL NORTH AMERICA, INC.
                           (PURSUANT TO SECTION 242)



                  Sun International North America, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

                  FIRST: That, pursuant to Section 242 of the General Corporation Law, on April 15, 2002, the Board of Directors and Sole Shareholder of the Corporation adopted the following resolution to amend the Restated Certificate of Incorporation of the Corporation:

                  RESOLVED, that Article I of the Restated Certificate of Incorporation of Sun International North America, Inc. be amended to change the name of the Corporation to "Kerzner International North America, Inc."

                  IN WITNESS WHEREOF, said Sun International North America, Inc. has caused this certificate to be signed by William C. Murtha, Senior Vice President, Corporate Counsel and Secretary, this 15th day of April, 2002.


                                      SUN INTERNATIONAL NORTH AMERICA, INC.


                                       /s/  William C. Murtha
                                      ----------------------------------------
                                      William C. Murtha, Senior Vice President,
                                      Corporate Counsel and Secretary